Exhibit (a)(5)(K)
PRESS RELEASE
CONTACT: Rob Seelig
(603) 640-2212
WHITE MOUNTAINS ANNOUNCES
FINAL RESULTS OF ITS TENDER OFFER
HAMILTON, Bermuda, September 26, 2022 — White Mountains Insurance Group, Ltd. (NYSE: WTM) announced today the final results of its “modified Dutch auction” tender offer. The tender offer expired at 12:00 midnight, New York City time, at the end of the day on September 20, 2022.
Based on the final count by the depositary for the tender offer, 327,795 shares were properly tendered and not properly withdrawn at or below the final purchase price of $1,400 per share.
The Company is purchasing all validly tendered shares for approximately $458.9 million. The shares purchased in the tender offer represent approximately 11.3% of White Mountains’s shares outstanding as of August 19, 2022.
Payment for the shares purchased under the tender offer will be made promptly.
The Company expects to have approximately 2,576,232 common shares outstanding as of the time immediately following payment for the accepted shares.
Shareholders who have questions or would like additional information about the tender offer may contact the information agent for the tender offer, D.F. King & Co., at (800) 290-6424 (toll free) or by email at wtm@dfking.com. The dealer managers for the tender offer were J.P. Morgan Securities LLC and Barclays Capital Inc.
White Mountains is traded on the New York Stock Exchange under the symbol “WTM” and the Bermuda Stock Exchange under the symbol “WTM-BH”.
FORWARD-LOOKING STATEMENTS
This press release may contain “forward-looking statements”. All statements, other than statements of historical facts, included or referenced in this press release which address activities, events or developments which White Mountains expects or anticipates will or may occur in the future are forward-looking statements. The words “could”, “will”, “believe”, “intend”, “expect”, “anticipate”, “project”, “estimate”, “predict” and similar expressions are also intended to identify forward-looking statements.

These statements are based on certain assumptions and analyses made by White Mountains in light of its experience and perception of historical trends, current conditions and expected future developments, as well as other factors believed to be appropriate in the circumstances. However, whether actual results and developments will conform to its expectations and predictions is subject to risks and uncertainties that could cause actual results to differ materially from expectations, including:
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the risks that are described from time to time in White Mountains’s filings with the Securities and Exchange Commission, including but not limited to White Mountains’s Annual Report on Form 10-K for the fiscal year ended December 31, 2021;

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claims arising from catastrophic events, such as hurricanes, earthquakes, floods, fires, severe winter weather, public health crises, terrorist attacks, explosions, infrastructure failures, cyber-attacks or armed conflicts;

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recorded loss reserves subsequently proving to have been inadequate;

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the market value of White Mountains’s investment in MediaAlpha;

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the trends and uncertainties from the COVID-19 pandemic, including judicial interpretations on the extent of insurance coverage provided by insurers for COVID-19 pandemic related claims;

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business opportunities (or lack thereof) that may be presented to it and pursued;

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actions taken by rating agencies, such as financial strength or credit ratings downgrades or placing ratings on negative watch;

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the continued availability of capital and financing;

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deterioration of general economic, market or business conditions, including due to outbreaks of contagious disease (including the COVID-19 pandemic) and corresponding mitigation efforts;

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competitive forces, including the conduct of other insurers;

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changes in domestic or foreign laws or regulations, or their interpretation, applicable to White Mountains, its competitors or its customers; and

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other factors, most of which are beyond White Mountains’s control.

Consequently, all of the forward-looking statements made in this press release are qualified by these cautionary statements, and there can be no assurance that the actual results or developments anticipated by White Mountains will be realized or, even if substantially realized, that they will have the expected consequences to, or effects on, White Mountains or its business or operations. Except for our obligations under Rule 13e‑4(c)(3) and Rule 13e-4(e)(3) of the Exchange Act to disclose any material changes in the information previously disclosed to shareholders or as otherwise required by law, the Company assumes no obligation to publicly update any such forward-looking statements, whether as a result of new information, future events or otherwise.